UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(857) 399-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 9, 2022, TScan Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with K2 HealthVentures LLC (together with any other lender from time to time party thereto, the “Lenders”), K2 HealthVentures LLC, as administrative agent for Lenders, and Ankura Trust Company, LLC, as collateral agent for Lenders. Under the Loan and Security Agreement, the Lenders will extend up to $60 million of convertible term loans to the Company, consisting of a first tranche of $30 million fully funded at the original closing (the “First Tranche Term Loan”), a second tranche of $10 million upon the achievement of certain financial and clinical milestones (the “Second Tranche Term Loan”) and an uncommitted third tranche of $20 million (the “Third Tranche Term Loan”) which can be made at the Lenders’ discretion.

The Loan and Security Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, dispose of assets, make changes to the Company’s business, management, ownership or business locations, merge or consolidate, incur additional indebtedness, pay dividends or other distributions or repurchase equity, make investments, and enter into certain transactions with affiliates, in each case subject to certain thresholds and exceptions. During the term of the Loan and Security Agreement, the Company must maintain minimum unrestricted cash and cash equivalents equal to 5.0 times the average cash burn measured over the trailing three-month period. As security for its obligations under the Loan and Security Agreement, the Company granted the collateral agent for the benefit of the Lenders a first priority security interest on substantially all of the Company’s assets (other than intellectual property), subject to certain exceptions. The Company’s obligations under the Loan and Security Agreement will be guaranteed by each of the Company’s future direct or indirect subsidiaries, subject to certain exceptions.

The term loans mature on September 1, 2026, and will be subject to interest only payments for 24 months, which can be extended to 36 months upon achievement of certain financial and clinical milestones, following which the term loans will amortize in equal monthly installments until maturity. The term loans are prepayable at the option of the Company, subject to applicable prepayment premium. The term loans will accrue interest at a per annum rate equal to the greater of (i) 8.75% and (ii) the sum of (A) the prime rate (as last quoted in The Wall Street Journal) and (B) 4.75%, provided that such interest rate shall not exceed 9.90%. The term loans will automatically accelerate upon the occurrence of certain bankruptcy or an insolvency events involving the Company.

The Lenders may elect at any time following the closing prior to the payment in full of the term loans to convert any portion of the principal amount of the term loans then outstanding into shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, in an amount to be determined by dividing (i) the portion of the principal loan amount converted, by (ii) the applicable fixed conversion price (the “Conversion Shares”), subject to specified limitations if necessary to comply with the rules of the Nasdaq Global Market.

Pursuant to the Loan and Security Agreement, the applicable fixed conversion price means: (i) with respect to a conversion of any principal amount of the First Tranche Term Loan, $4.785; (ii) with respect to a conversion of any principal amount of the Second Tranche Term Loan, a price equal to 140% of the lowest of the average value-weighted average price for each consecutive three trading days during the 30-day period immediately preceding the funding date of the Second Tranche Term Loan; and (iii) with respect to a conversion of any principal amount of the Third Tranche Term Loan, a price equal to 140% of the lowest of the average value-weight average price for each consecutive three trading days during the 30-day period immediately preceding the funding date of the Third Tranche Term Loan; provided, that in each case, (i) such price shall be subject to adjustment in accordance with the Loan and Security Agreement, and (ii) such price shall be subject to the applicable conversion price floor and other adjustments in accordance with the Loan and Security Agreement.

The Company may elect to repay or prepay outstanding principal of the term loans and accrued interest and fees thereon upon three days’ notice to the Lenders by delivering a number of shares of Common Stock equal to the sum of principal amount to be repaid or prepaid multiplied by the applicable equity repayment premium, divided by the applicable equity repayment price. The Company shall be entitled to deliver an equity repayment election notice or effect an equity repayment up to once in any trailing four-week period, and subject to satisfaction of certain conditions, including: (i) the equity repayment price with respect to such equity repayment is not less than the equity repayment price floor contemplated in the Loan and Security Agreement; (ii) the number of equity repayment shares to be delivered would not exceed the prescribed volume limitation; (iii) no prescribed event of default has occurred and is continuing; (iv) the Company is not in possession of material nonpublic information, both at the time of delivery of the equity repayment election notice and at the equity repayment date; (v) with respect to any prepayment of principal, principal prepaid shall be in increments of $5,000,000, plus, at the Company’s option, accrued interest thereon and any fees thereon, and after giving effect to any such principal prepayment that is a partial principal prepayment, the outstanding principal balance shall not be less than 50.0% of the original principal amount of the loans funded (as of such date of determination); and (vi) a registration statement with respect to the equity repayment shares is effective; there is no stop order suspending effectiveness of the registration statement issued, and no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission or any other governmental authority or (y) any of the prescribed unrestricted conditions shall be met.

The Loan and Security Agreement also provides the Lenders with certain registration rights with respect to the Conversion Shares. Pursuant to the terms of the Loan and Security Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the Conversion Shares for resale upon request of the Lenders.

The above description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing the closing of the Loan and Security Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated September 9, 2022, by and among TScan Therapeutics, Inc., K2 HealthVentures LLC and Ankura Trust Company, LLC †

99.1	Press release, dated September 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain portions of this exhibit have been omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: September 12, 2022	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer